Morgan Stanley Universal Institutional Funds, Inc. -
Core Plus Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  General Motors Co. 6.600%
due 4/1/2016
Purchase/Trade Date:	 2/18/2016
Offering Price of Shares: $99.920
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: 0.024
Percentage of Fund's Total Assets: 0.16
Brokers:  Goldman Sachs & Co., Bofa Merrill
Lynch, Citigroup, Deutsche Bank Securities,
Morgan Stanley, Barclays, BNP Paribas,
Commerzank, Credit Agricole CIB, Credit Suisse,
JP Morgan, Lloyds Securities, Mizuho Securities,
Societe Generale, BB Securities, Bradesco BBI,
RBC Capital Markets, RBS, TD Securities, Blaylock
Beal Van LLC, CL King & Associates, Mischler
Financial Group Inc.
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Exxon Mobil Corp 4.114%
due 3/1/2046
Purchase/Trade Date:	 2/29/2016
Offering Price of Shares: $100.00
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: 0.011
Percentage of Fund's Total Assets: 0.14
Brokers:  Bofa Merrill Lynch, Citigroup, JP Morgan,
Barclays, Morgan Stanley, BNP Paribas, HSBC,
Mizuho Securities, Societe Generale, Standard
Chartered Bank, BNY Mellon Capital, Credit
Agricole CIB, Deutsche Bank, Lebenthal Capital
Markets, The Williams Capital Group LP, US
Bancorp, Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Anadarko Petroleum Corp.
5.550% due 3/15/2026
Purchase/Trade Date:	 3/14/2016
Offering Price of Shares: $99.690
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $375,000
Percentage of Offering Purchased by Fund: .034
Percentage of Fund's Total Assets: .20
Brokers:  Barclays, Bofa Merrill Lynch, Mizuho
Securities, Deutsche Bank Securities, JP Morgan,
Morgan Stanley, Wells Fargo Securities, Citigroup,
MUFG, BNP Paribas, Credit Agricole CIB, Credit
Suisse, DNB Markets, Goldman Sachs & Co.,
Societe Generale, Standard Chartered Bank, SMBC
Nikko, Scotiabank, UBS Investment Bank, Standard
Bank, BNY Mellon Capital Markets LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Numericable Group SA
7.375% due 5/1/2016
Purchase/Trade Date:	 4/6/16
Offering Price of Shares: $100.00
Total Amount of Offering: $5,190,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: .004
Percentage of Fund's Total Assets: .11
Brokers:  J.P. Morgan, BNP Paribas, Deutsche
Bank, Barclays, Bofa Merrill Lynch, Credit Agricole
CIB, Goldman Sachs International, Morgan Stanley
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous
operations*: YES
Percent of offering purchased by Fund and all other
accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is
reasonable and fair compared to the underwritings of
similar securities: YES
* Muni issuers must also have an investment grade
rating from at least one NRSRO; or if less than three
years of continuous operations, must have one of the
three highest rating categories from at least one
NRSRO.
Securities Purchased:  Avalon Communities Inc.
2.950% due 5/11/2026
Purchase/Trade Date:	  5/4/2016
Offering Price of Shares: $99.966
Total Amount of Offering:  $475,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: 0.058
Percentage of Fund's Total Assets: 0.14
Brokers:  UBS Securities LLC, Morgan Stanley &
Co. LLC, Deutsche Bank Securities Inc., J.P.
Morgan Securities LLC, PNC Capital Markets LLC,
SunTrust Robinson Humphrey, Inc., BB&T Capital
Markets, BNY Mellon Capital Markets LLC,
Mitsubishi UFJ Securities, TD Securities
Purchased from: UBS AG
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Travelers Companies Inc.
3.750% due 5/15/2046
Purchase/Trade Date:	 5/4/2016
Offering Price of Shares: $99.304
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $125,000
Percentage of Offering Purchased by Fund: .025
Percentage of Fund's Total Assets: .06
Brokers:  Barclays, Citigroup, Bofa Merrill Lynch,
US Bancorp, Deutsche Bank Securities, J.P.
Morgan, Morgan Stanley, BNY Mellon Capital
Markets LLC, The Williams Capital Group LP
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Citizens Bank NA/Providence
RI 2.550% due 5/13/2021
Purchase/Trade Date:	 5/10/2016
Offering Price of Shares: $99.907
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: .025
Percentage of Fund's Total Assets: .13
Brokers:  Morgan Stanley & Co. LLC, Citigroup
Global Markets Inc., Credit Suisse Securities (USA)
LLC, J.P. Morgan Securities LLC, Citizens Capital
Markets Inc.
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Kraft Heinz Foods Co.
4.375% due 5/24/2046
Purchase/Trade Date:	  5/10/16
Offering Price of Shares: $99.684
Total Amount of Offering:  $300,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.108
Percentage of Fund's Total Assets: 0.17
Brokers:  Barclays, J.P. Morgan, Citigroup, Wells
Fargo Securities, Bofa Merrill Lynch, Goldman
Sachs & Co., Morgan Stanley, BNP Paribas,
Deutsche Bank Securities, MUFG, Credit Agricole
CIB, HSBC, RBC Capital Markets, Santander,
Credit Suisse, Mizuho Securities, SMB Nikko, Rabo
Securities, Standard Chartered Bank
Purchased from: Wells Fargo Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Aramark Services Inc.
4.750% due 6/1/2026
Purchase/Trade Date:	  5/16/16
Offering Price of Shares: $100.00
Total Amount of Offering:  $500,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.065
Percentage of Fund's Total Assets: 0.17
Brokers:  Wells Fargo Securities, Bofa Merrill
Lynch, Barclays, Credit Suisse, J.P. Morgan,
Goldman Sachs & Co., Morgan Stanley, SMBC
Nikko, Rabo Securities, TD Securities, PNC Capital
Markets LLC, Santander, Comerica Securities
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Provincia de Cordoba 7.125%
due 6/10/2021
Purchase/Trade Date:	 6/3/2016
Offering Price of Shares: $100.00
Total Amount of Offering: $725,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: .028
Percentage of Fund's Total Assets: .10
Brokers:  J.P. Morgan, Morgan Stanley, Banco de
Cordoba, Puente
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.